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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 2004

REGISTRATION NO. 333-111153

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST METROPLEX CAPITAL, INC.
(Name of small business issuer in its charter)

TEXAS (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	71-0919962 (I.R.S. Employer Identification Number)

16000 Dallas Parkway
Dallas, Texas 75248
(972) 720-9000
(Address and telephone number of principal executive offices and principal place of business)

PATRICK G. ADAMS
First Metroplex Capital, Inc.
16000 Dallas Parkway, Suite 125
Dallas, Texas 75248
(972) 720-9000
(Name, address and telephone number of agent for service)

Copies to:
PETER G. WEINSTOCK Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 2900 Dallas, Texas 75202-2799 (214) 855-4746 pweinstock@jenkens.com	GEOFFREY S. KAY Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 2900 Dallas, Texas 75202-2799 (214) 855-4158 gkay@jenkens.com

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-111153

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee(6)

Shares of common stock, $0.01 par value	1,680,000	$10.00	$16,800,000	$1487.36

Rights to purchase shares of common stock	336,000(2)	$12.50	(3)	$0(3)

Shares of common stock, $0.01 par value	336,000	$12.50(4)	$4,200,000	$371.84

Rights to purchase shares of common stock	100,000(5)	$10.00	(3)	$0(3)

Shares of common stock, $0.01 par value	100,000	$10.00(4)	$1,000,000	$80.90

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(2)
Warrants to purchase an aggregate of up to 336,000 shares of common stock at an exercise price of $12.50 per share will be issued to the initial shareholders of the registrant in connection with this offering.
(3)
Pursuant to Rule 457(g), no separate registration fee is required for the rights.
(4)
Represents the exercise price per share for each warrant.
(5)
Warrants to purchase an aggregate of up to 100,000 shares of common stock at an exercise price of $10.00 per share will be issued to the organizers of the registrant.
(6)
Of this amount, $1,496.65 was previously paid at the time that the registration statement was originally filed with the Commission. In connection with the filing of the additional 336,000 shares of common stock, having an aggregate offering price of $3,500,000, the registrant is paying an additional filing fee of $443.45.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This registration statement is being filed with respect to the registration of an additional 336,000 shares of common stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-112036) are incorporated in this registration statement by reference. As a result of this Post-Effective Amendment No. 1, First Metroplex Capital, Inc. ("Registrant") hereby registers (i) an additional 280,000 shares of its common stock to be offered and sold in the offering, (ii) an additional 56,000 warrants to purchase shares of common stock of the Registrant and (iii) an additional 56,000 shares of its common stock issuable upon exercise of the additional warrants. The additional securities to which this Post-Effective Amendment No. 1 relates ($3,500,000) represents an increase of not more than 20% of the maximum aggregate offering class set forth for each class of securities contained in the Registration Statement, which was $18,500,000. The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

ITEM 27. EXHIBITS

NUMBER	DESCRIPTION
3.1	Articles of incorporation*
3.2	Bylaws*
4.1	Specimen common stock certificate*
4.2	See Exhibits 3.1 and 3.2 for provisions of the articles of incorporation and bylaws defining rights of holders of the common stock
5.1	Legal opinion of Jenkens & Gilchrist, P.C. dated December 1, 2004
10.1	Form of engagement letter for consulting services by and between Bankmark & Financial Marketing Services and First Metroplex Capital, Inc.**
10.2	Form of engagement letter for consulting services by and between Steiner & Associates and Patrick Adams*
10.3	Form of escrow agreement by and between First Metroplex Capital, Inc. and TIB The Independent BankersBank*
10.4	Form of First Metroplex Capital, Inc. Organizers' Warrant Agreement*
10.5	Form of First Metroplex Capital, Inc. Shareholders' Warrant Agreement*
10.6	First Metroplex Capital, Inc. 2004 Stock Incentive Plan*+
10.7	Form of Employment Agreement by and between First Metroplex Capital, Inc. and Patrick Adams*+
10.8	Form of Employment Agreement by and between First Metroplex Capital, Inc. and J. Christopher Newtown*+
10.9	Consulting Agreement by and between First Metroplex Capital, Inc. and Patrick Adams*+
10.10	Consulting Agreement by and between First Metroplex Capital, Inc. and J. Christopher Newtown*+
23.1	Consent of McGladrey & Pullen, LLP, dated November 29, 2004
23.2	Consent of Jenkens & Gilchrist, P.C. (contained in Exhibit 5.1)
24.1	Power of attorney (appears on the signature pages to the Registration Statement on Form SB-2)*
99.1	Subscription Agreement (see Appendix A of the prospectus)***

*
Previously filed as an exhibit to the registration statement filed December 12, 2003.

**
Previously filed as an exhibit to Amendment No. 1 to the registration statement filed February 13, 2004.

***
Previously filed as an exhibit to Amendment No. 3 to the registration statement filed April 23, 2004.

+
Indicates a compensatory plan or contract.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Addison, State of Texas, on December 1, 2004.

FIRST METROPLEX CAPITAL, INC.
By:	/s/ PATRICK G. ADAMS Patrick G. Adams President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Patrick G. Adams his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ PATRICK G. ADAMS Patrick G. Adams(1)	Director	December 1, 2004
/s/ STANLEY E. ALLRED* Stanley E. Allred	Director	December 1, 2004
/s/ DAN BASSO* Dan Basso	Director	December 1, 2004
/s/ FRANKIE BASSO* Frankie Basso	Director	December 1, 2004
/s/ DARRELL CAIN* Darrell Cain	Director	December 1, 2004
/s/ DAVID CARSTENS* David Carstens	Director	December 1, 2004
/s/ RON DENHEYER* Ron Denheyer	Director	December 1, 2004
/s/ MARK FOGLIETTA* Mark Foglietta	Director	December 1, 2004

/s/ HUNTER HUNT* Hunter Hunt	Director	December 1, 2004
/s/ ERIC LANGFORD* Eric Langford	Director	December 1, 2004
/s/ STEVEN M. LUGAR* Steven M. Lugar, CFP	Director	December 1, 2004
/s/ CHARLES M. MAPES, III* Charles M. Mapes, III	Director	December 1, 2004
/s/ THOMAS MCDOUGAL* Thomas McDougal, DDS	Director	December 1, 2004
/s/ DANIEL MEYER* Daniel Meyer	Director	December 1, 2004
/s/ ANTHONY PUSATERI* Anthony Pusateri	Director	December 1, 2004
/s/ GORDON R. YOUNGBLOOD* Gordon R. Youngblood	Director	December 1, 2004
/s/ SUE HIGGS* Sue Higgs(2)	Principal Financial Officer	December 1, 2004
/s/ FRANK HUNDLEY* Frank Hundley	Director	December 1, 2004
/s/ JAMES ROSE* James Rose	Director	December 1, 2004
/s/ CYVIA NOBLE* Cyvia Noble	Director	December 1, 2004
/s/ STEVEN JONES* Steven Jones	Director	December 1, 2004
*/s/ Patrick G. Adams Patrick G. Adams Attorney In Fact

(1)
Principal executive officer

(2)
Principal financial and accounting officer

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
SIGNATURES
POWER OF ATTORNEY